Form N-SAR
Item 770

Name of Registrant:		VALIC Company I

Name of Portfolio:		VALIC Company I Mid
Capital Growth Fund

Issuer:						Adams
Respiratory Therapeutics

Years of Operation:				3+

Underwriting Type:				Firm

Offering Type:	US Registered (US Registered, Muni,
Eligible Foreign,
 144A)

Underwriter from whom Purchased:		Merrill Lynch

Underwriting Syndicate Members:		Merrill Lynch
, Pierce, Fenner & Smith Inc.
						Morgan Stanley	 &
Co., Inc.
						Deutsche Bank
Securities, Inc.
						RBC Capital Markets
Corp.


Date Offering Commenced:			07/20/05

Date of Purchase:				07/20/05

Principal Amount of Offering:			$135,150,000

Offering price:					$17.00

Purchase price:					$17.00

Commission, spread or profit:			$1.19

Principal amount of purchases by all investment
Companies advised by the investment sub-adviser:
$2,213,162




 Form N-SAR
Item 770

Name of Registrant:		VALIC Company I

Name of Portfolio:		VALIC Company I
International Growth I Fund

Issuer:						Gaz de France


Years of Operation:				3+

Underwriting Type:				Firm

Offering Type:	US Registered (US Registered, Muni,
Eligible Foreign,
 144A)

Underwriter from whom Purchased:		Chevreaux de
Vivieu

Underwriting Syndicate Members:		CALYON
						Lazard-IXIS
						Merrill Lynch
International
						Societe Generale
						Credit Suisse First
Boston (Europe) Ltd.
						Dresdner Bank AG,
London Branch
						J.P. Morgan
Securities Ltd.
						Natexis Bleichroeder
SA
						Credit Industriel et
Commercial
						Dexia Banque
Belgique SA
						WestLB AG

Date Offering Commenced:			07/08/05

Date of Purchase:				07/08/05

Principal Amount of Offering:			$2,093,268,343

Offering price:					$27.978

Purchase price:					$27.978

Commission, spread or profit:			$0.28

Principal amount of purchases by all investment
Companies advised by the investment sub-adviser:
$5,609,631